EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated December 7, 2006 on the statement of condition and related bond portfolio of Van Kampen Unit Trusts, Municipal Series 625 (Insured Municipals Income Trust, Series 518) as of December 7, 2006 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our reports in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm" in Prospectus Part II.


                                                          GRANT THORNTON LLP

New York, New York
December 7, 2006